                                                                       EXHIBIT 2

THIS AMENDMENT AGREEMENT NO. 2 is dated as of the 14th day of November, 2001

AMONG:                      GT GROUP TELECOM SERVICES CORP.

                            (hereinafter referred to as the "BORROWER")


AND:                        GT GROUP TELECOM INC.

                            (hereinafter referred to as the "GUARANTOR")

AND:                        GT GROUP TELECOM SERVICES (USA) CORP.

                            (hereinafter referred to as "GT (US)")

AND: CISCO SYSTEMS CAPITAL CANADA CO., as Agent and as a Lender under the Credit Agreement

                            (hereinafter referred to as "CISCO")

AND:                        CREDIT SUISSE FIRST BOSTON, as a Lender under the
                            Credit Agreement



WHEREAS the Borrower, the Guarantor, GT (US), Cisco Systems Capital Corporation and the Lenders entered into a credit agreement dated as of September 29, 2000 (the "ORIGINAL AGREEMENT").

WHEREAS Cisco Systems Capital Corporation assigned its interest in the Original Agreement, both as Agent and as Lender to Cisco.

WHEREAS the Original Agreement was amended pursuant to an amended agreement No. 1 dated as of August 3, 2001 (the "FIRST AMENDING AGREEMENT") (the Original Agreement, as amended, the "CREDIT AGREEMENT").

WHEREAS Cisco sold to Credit Suisse First Boston an interest in, inter alia, the Credit Agreement and the debt owing by the Borrower thereunder;

WHEREAS pursuant to Section 9.02(b) of the Credit Agreement, the parties may amend the Credit Agreement, with the exception of certain provisions, by agreement in writing entered into between the Credit Parties and the Required Lenders (as such terms are defined in the Credit Agreement).

WHEREAS the parties hereto, other than the Credit Parties, constitute the Required Lenders as at the date hereof.

WHEREAS the parties have decided to amend the Credit Agreement in accordance herewith.

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                                       2


NOW THEREFORE THIS AGREEMENT WITNESSES THAT for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINED TERMS. All capitalized words and phrases used in this agreement shall have the meaning assigned to them by the Credit Agreement unless such words or phrases are otherwise defined in this agreement.

2. ONE AGREEMENT. This agreement amends the Credit Agreement. This agreement and the Credit Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this agreement had been contained in the Credit Agreement as of the date of this agreement.

3. DEFINITION OF "BURNABY DEBT". The definition of "Burnaby Debt" contained in Section 1.01.17 of the Credit Agreement is hereby amended to the following:

         "BURNABY DEBT" means Debt owing to CIBC Mortgages Inc. in an aggregate principal amount not exceeding Cdn. $500,000 secured by a mortgage on 3887 Second Avenue, Burnaby, B.C.

4. DEFINITION OF "PERMITTED ACQUISITIONS". The definition of "Permitted Acquisitions" contained in Section 1.01.104 of the Credit Agreement is hereby amended by deleting Subsection (i) thereof in its entirety.

5.       DEFINITION OF "PERMITTED DEBT".

         5.1      The definition of "Permitted Debt" contained in Section
         1.01.106 of the Credit Agreement is hereby amended by deleting the amount "Cdn. $1,350,000,000" in subparagraph (i) thereof and replacing such amount with "Cdn. $1,000,000,000".

         5.2 The definition of "Permitted Debt" is further amended by deleting the period at the end of Subsection (xi) and replacing it with "; and", and by adding after said Subsection (xi) the following:

                  (xii) unsecured Debt of Credit Parties for the deferred purchase price of Permitted Acquisitions, in an aggregate principal amount not to exceed Cdn. $50,000,000 (or any Equivalent Amount) at any time.

6. DEFINITION OF "PERMITTED INVESTMENTS". The definition of "Permitted Investments" contained in Section 1.01.108 of the Credit Agreement is hereby amended by deleting Subsection (i) thereof in its entirety.

7. DEFINITION OF "PERMITTED LIENS". The definition of "Permitted Liens" contained in Section 1.01.109 of the Credit Agreement is hereby amended by deleting the period at the end of Subsection (xiv) thereof and replacing it by ";" and by further adding after said Subsection (xiv) the following:


         (xv) Liens securing Permitted Refinancing Debt, provided that such Liens do not affect any property other than the property that was subject to a Lien in connection with the Debt being refinanced and provided that such Liens have the

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                                       3


                  same or lower priority after the refinancing as they did prior to such refinancing; and

         (xvi) Liens to secure performance obligations of a Credit Party in connection with agreements pursuant to which (i) no Debt is incurred by a Credit Party, (ii) the property subject to such Liens is owned, but not available for use, by any Credit Party and (iii) the Lien is created at the time the property is acquired by the Credit Party and is limited to such property; such Liens may rank in priority to the Security.

8.       DEFINITION OF "PLAN". The definition of "Plan" contained in Section
1.01.112 of the Credit Agreement is hereby deleted in its entirety.

9. DEFINITION OF "PURCHASE MONEY OBLIGATION". The definition of "Purchase Money Obligation" contained in Section 1.01.117 of the Credit Agreement is hereby amended to the following:

         "PURCHASE MONEY OBLIGATION" means any Debt (including without limitation a Capitalized Lease Obligation) incurred or assumed to finance all or any part of the acquisition price of any property or services acquired by any Credit Party after the date of this Agreement or to finance all or any part of the cost of any improvement to any property of any Credit Party, provided that such obligation is incurred or assumed prior to or within 60 days after the later of acquisition of such property or services or the completion of such improvement and the date of this Agreement and does not exceed the lesser of the acquisition price payable by such Credit Party for such property, services or improvement and the fair market value of such property, services or improvement; and includes any extension, renewal or refunding of any such obligation so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased except by accrued and unpaid interest and refinancing costs. For greater certainty, Purchase Money Obligations shall not include Debt incurred or assumed in a transaction of sale and leaseback of any property entered into more than 60 days after the later of the acquisition of such property and the date of this Agreement.

10.      INTEREST ELECTIONS.

         10.1 Subsection 2.05(a) of the Credit Agreement is hereby amended to the following:

                  (a) The first Loan initially shall be either a Prime Rate Loan or a BA Rate Loan as specified in the first Loan Request and, in the case of a BA Rate Loan, shall have an initial Interest Period ending on the then next Quarterly Date. Each subsequent Loan shall be of the same type as the Loan or Loans outstanding when such subsequent Loan is made. The Borrower may, subject to Subsection 2.02(c), voluntarily convert all outstanding Loans to the other type as provided by this Agreement. The Interest Period of each BA Rate Loan shall end on the first Quarterly Date after the commencement of such Interest Period.

         10.2 Subsection 2.05(e) of the Credit Agreement is hereby deleted in its entirety.

         10.3 Subsection 7(c) of the First Amending Agreement is hereby amended to the following:

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                                       4


                  (c) if the Borrower does not convert the BA Rate Loans to Prime Rate Loans in accordance with the provisions hereof on the last day of the Interest Period applicable to such BA Rate Loans, then, unless such BA Rate Loans are repaid as provided herein at the end of such Interest Period, such BA Rate Loans shall, subject to Section 2.05(f), continue as BA Rate Loans for the next succeeding Interest Period but the BA Reference Rate shall change in accordance with the provisions hereof as at the first day of such next succeeding Interest Period to the BA Reference Rate for such next succeeding Interest Period.

11. NEGATIVE COVENANTS. Subsection 5.02(h) of the Credit Agreement is hereby amended by deleting the amount "$1,350,000,000" and replacing such amount with "Cdn. $1,000,000,000".

12.      STAGE I FINANCIAL COVENANTS.

         12.1 SENIOR DEBT RATIO. Subsection 5.03(a)(iii) of the Credit Agreement is hereby amended to the following:

                  (iii) December 31, 2001 to September 30, 2002 to be more than 0.45 to 1.0.

         12.2 TOTAL DEBT RATIO. Subsection 5.03(b)(ii) of the Credit Agreement is hereby amended to the following:

                  (ii) December 31, 2001 to September 30, 2002 to be more than 0.65 to 1.0.

13. STAGE II FINANCIAL COVENANTS. Subsections 5.04(b) through 5.04 (f) inclusively of the Credit Agreement are hereby amended to the following:

         (b) Total Debt Ratio. Not permit the Total Debt Ratio at any time from:

                  (i)      the Stage II Date to June 30, 2004 to exceed 0.65 to
                           1.0;

                  (ii)     July 1, 2004 to June 30, 2006 to exceed 0.67 to 1.00;
                           or

                  (iii)    July 1, 2006 or thereafter to exceed 0.65 to 1.00.

         (c) Senior Debt Leverage Ratio. Not permit the Senior Debt Leverage Ratio at any time from:

                  (i)      the Stage II Date to December 31, 2002 to exceed
                           18.00 to 1.00;

                  (ii)     January 1, 2003 to March 31, 2003 to exceed 11.00 to
                           1.00;

                  (iii)    April 1, 2003 to June 30, 2003 to exceed 8.00 to
                           1.00;

                  (iv)     July 1, 2003 to September 30, 2003 to exceed 7.50 to
                           1.00;

                  (v) October 1, 2003 to December 31, 2003 to exceed 6.50 to 1.00;

                  (vi)     January 1, 2004 to March 31, 2004 to exceed 5.00 to
                           1.00;

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                                       5


                  (vii)    April 1, 2004 to June 30, 2004 to exceed 3.50 to
                           1.00;

                  (viii) July 1, 2004 to September 30, 2004 to exceed 3.50 to 1.00; or

                  (ix)     October 1, 2004 or thereafter to exceed 3.00 to 1.00.

         (d) Total Debt Leverage Ratio. Not permit the Total Debt Leverage Ratio at any time from:

                  (i)      the Stage II Date to December 31, 2002 to exceed
                           35.00 to 1.00;

                  (ii)     January 1, 2003 to March 31, 2003 to exceed 25.00 to
                           1.00;

                  (iii)    April 1, 2003 to June 30, 2003 to exceed 20.00 to
                           1.00;

                  (iv)     July 1, 2003 to September 30, 2003 to exceed 14.00 to
                           1.00;

                  (v) October 1, 2003 to December 31, 2003 to exceed 12.00 to 1.00;

                  (vi)     January 1, 2004 to March 31, 2004 to exceed 10.00 to
                           1.00;

                  (vii)    April 1, 2004 to June 30, 2004 to exceed 9.00 to
                           1.00;

                  (viii) July 1, 2004 to September 30, 2004 to exceed 8.00 to 1.00;

                  (ix) October 1, 2004 to December 31, 2004 to exceed 7.00 to 1.00.

                  (x)      January 1, 2005 to March 31, 2005 to exceed 7.00 to
                           1.00; or

                  (xi)     April 1, 2005 or thereafter to exceed 5.00 to 1.00.


         (e) Interest Coverage Ratio. Cause the Interest Coverage Ratio at all times from:

                  (i) the Stage II Date to December 31, 2002 to exceed 0.20 to 1.00;

                  (ii)     January 1, 2003 to March 31, 2003 to exceed 0.25 to
                           1.00;

                  (iii)    April 1, 2003 to June 30, 2003 to exceed 0.40 to
                           1.00;

                  (iv)     July 1, 2003 to September 30, 2003 to exceed 0.50 to
                           1.00;

                  (v) October 1, 2003 to December 31, 2003 to exceed 0.50 to 1.00;

                  (vi)     January 1, 2004 to March 31, 2004 to exceed 0.75 to
                           1.00;

                  (vii)    April 1, 2004 to June 30, 2004 to exceed 0.75 to
                           1.00;

                  (viii) July 1, 2004 to September 30, 2004 to exceed 1.00 to 1.00;

                  (ix) October 1, 2004 to December 31, 2004 to exceed 1.25 to 1.00;

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                                       6


                  (x)      January 1, 2005 to March 31, 2005 to exceed 1.25 to
                           1.00;

                  (xi)     April 1, 2005 to June 30, 2005 to exceed 1.25 to
                           1.00;

                  (xii)    July 1, 2005 to September 30, 2005 to exceed 1.50 to
                           1.00;

                  (xiii) October 1, 2005 to December 31, 2005 to exceed 1.50 to 1.00; and

                  (xiv) January 1, 2006 and thereafter to exceed 1.80 to 1.00.

         (f) Fixed Charge Coverage Ratio. Cause the Fixed Charge Coverage Ratio at all times from:

                  (xi) October 1, 2004 to December 31, 2004 to exceed 0.45 to 1.00;

                  (xii)    January 1, 2005 to March 31, 2005 to exceed 0.50 to
                           1.00;

                  (xiii)   April 1, 2005 to June 30, 2005 to exceed 0.75 to
                           1.00;

                  (xiv)    July 1, 2005 to September 30, 2005 to exceed 0.75 to
                           1.00;

                  (xv) October 1, 2005 to December 31, 2005 to exceed 0.75 to 1.00;

                  (xvi)    January 1, 2006 to March 31, 2006 to exceed 1.40 to
                           1.00;

                  (xvii)   April 1, 2006 to June 30, 2006 to exceed 1.50 to
                           1.00;

                  (xviii) July 1, 2006 to September 30, 2006 to exceed 1.50 to 1.00;

                  (xix) October 1, 2006 to December 31, 2006 to exceed 1.75 to 1.00;

                  (xx) January 1, 2007 to March 31, 2007 to exceed 1.75 to 1.00; and

                  (xxi)    April 1, 2007 and thereafter to exceed 2.00 to 1.00.


14.      ONGOING FINANCIAL COVENANTS.

         14.1 REVENUES. Subsections 5.05(a)(v) through 5.05(a)(xv) inclusively are hereby amended to the following:

                  (v) for the four financial quarters ending December 31, 2001 to be less than Cdn. $210,000,000;

                  (vi) for the four financial quarters ending March 31, 2002 to be less than Cdn. $235,000,000;

                  (vii) for the four financial quarters ending June 30, 2002 to be less than Cdn. $260,000,000;

                  (viii) for the four financial quarters ending September 30, 2002 to be less than Cdn. $300,000,000;

                  (ix) for the four financial quarters ending December 31, 2002 to be less than Cdn. $335,000,000;

                  (x) for the four financial quarters ending March 31, 2003 to be less than Cdn. $380,000,000;

                  (xi) for the four financial quarters ending June 30, 2003 to be less than Cdn. $420,000,000;

                  (xii) for the four financial quarters ending September 30, 2003 to be less than Cdn. $470,000,000;

                  (xiii) for its financial year ending September 30, 2004 to be less than Cdn. $710,000,000;

                  (xiv) for its financial year ending September 30, 2005 to be less than Cdn. $1,005,000,000; or

                  (xv) for its financial year ending September 30, 2006 or for any of its financial years ending thereafter to be less than Cdn. $1,320,000,000.

         14.2 CAPITAL EXPENDITURES. Subsection 5.05(b) of the Credit Agreement is hereby amended to the following:


                  (b) Capital Expenditures. Not permit Capital Expenditures during the Parent Guarantor's financial year ending:

                  (i)      September 30, 2000 to exceed $375,000,000;

                  (ii)     September 30, 2001 to exceed Cdn. $690,000,000;

                  (iii)    September 30, 2002 to exceed Cdn. $200,000,000;

                  (iv)     September 30, 2003 to exceed Cdn. $180,000,000;

                  (v)      September 30, 2004 to exceed Cdn. $160,000,000;

                  (vi)     September 30, 2005 to exceed Cdn. $160,000,000;

                  (vii)    September 30, 2006 to exceed Cdn. $160,000,000; or

                  (viii) September 30, 2007 or thereafter to exceed Cdn. $240,000,000 per financial year;

                  provided that (A) to the extent that actual Capital Expenditures during any financial year are less than the corresponding maximum threshold amount set out above, an additional amount equal to the difference (the "Unused Amount") may be spent on Capital Expenditures during the first two quarters of the next following financial year (provided that a maximum of Cdn. $75,000,000 of the Unused Amount from the financial year ending September 30, 2001 may be spent on the Capital Expenditures during the first two quarters of the financial year ending September 30, 2002) and, to the extent that actual Capital Expenditures during such two quarter period are less than the Unused Amount, an additional amount equal to 50% of the difference may be spent on Capital Expenditures during the remainder of such financial year (excluding the financial year ending September 30, 2001), and Capital Expenditures made during such financial year shall not be counted as against the applicable maximum threshold amount set out above until such additional amounts (if any) have been exceeded (provided that any unused portions of such additional amounts may not be carried forward pursuant to this proviso
                  (A)), and (B) from February 3, 2000 to the Maturity Date Capital Expenditures in any financial year may exceed the applicable maximum threshold set out above where (x) the Borrower has provided the Agent with a certificate of a Senior Officer certifying that such excess Capital Expenditures shall not reasonably be expected to create a Default or Event of Default, and (y) the aggregate amount of all such excess Capital Expenditures made from February 3, 2000 to the Maturity Date does not exceed the Combined Cap less Cdn. $600,000,000;

         14.3 EBITDA. Subsection 5.05(c) of the Credit Agreement is hereby amended to the following:

                  (c)      EBITDA. Not permit EBITDA:

                  (i) for its financial year ending September 30, 2000 to be less than negative Cdn. $95,000,000;

                  (ii) for its financial year ending September 30, 2001 to be less than negative Cdn $135,000,000;

                  (iii) for its four financial quarters ending December 31, 2001 to be less than negative $88,000,000;

                  (iv) for its four financial quarters ending March 31, 2002 to be less than negative $75,000,000;

                  (v) for its four financial quarters ending June 30, 2002 to be less than negative $60,000,000;

                  (vi) for its financial year ending September 30, 2002 to be less than negative Cdn. $25,000,000;

                  (vii) for its financial year ending September 30, 2003 to be less than Cdn. $70,000,000;

                  (viii) for its financial year ending September 30, 2004 to be less than Cdn. $210,000,000; or

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                                       9

                  (ix) for its financial year ending September 30, 2005 to be less than Cdn. $370,000,000, or for any financial year thereafter to be less than Cdn. $370,000,000.

15.      NOTICES.

         15.1 Subsection 9.01(d) of the Credit Agreement is hereby amended to the following:

                  (e) if to Cisco, to Cisco Systems Capital Corporation, Mailstop SJ-13, 3rd Floor, 170 West Tasman Drive, San Jose, California 95134-1706, to the attention of Andrew Blacklock (Telecopy No. (408) 853-0781);

         15.2 Section 9.01 of the Credit Agreement is hereby further amended by inserting after subsection 9.01(c) and before Subsection 9.01(e) the following:

                  (d) if to Cisco Systems Capital Canada Co., to Cisco Systems Capital Canada Co., 181 Bay Street, Suite 3400, P.O. Box 802, Toronto, Ontario M5J 2T3, to the attention of Ken Seeto (Telecopy No. (416) 306-7099) with a copy to Cisco;

         and by amending "(e)" to "(f)".

16. NOTICE OF ASSIGNMENT TO BORROWER. Subsection 9.04(d) of the Credit Agreement is hereby amended by inserting, immediately prior to the last sentence thereof, the following:

         The Agent shall, after recording the assignment in the Register, notify the Borrower of the identity of the assignee and shall prepare and distribute to the Borrower an amendment to Schedule 2.01 hereto reflecting the adjustment to the applicable Commitments after such assignment.

17. CONFIRMATION. The parties hereby confirm the provisions of the Credit Agreement as amended by this agreement and each of the Credit Parties hereby confirms that each of the other Credit Documents remains in full force and effect.

18. EFFECTIVE DATE. This agreement and the amendments to the Credit Agreement contained in this agreement shall be effective as of and from the date of this agreement.

19. CONFIRMATION OF REPRESENTATIONS. Each of the Borrower and the Guarantors represents and warrants that, as at the date of this agreement and assuming that the amendments made to the Credit Agreement by this amending agreement have become effective, no Default or Event of Default has occurred and is continuing and the representations and warranties contained in Article Three of the Credit Agreement are true and correct.

20. HEADINGS. The section headings used herein are for convenience of reference only, are not part of this agreement and shall not affect the construction of, or be taken into consideration in interpreting this agreement.

21. GOVERNING LAW. This agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

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                                       10



22. COUNTERPARTS. This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

23. SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit of and be binding on the parties hereto and their respective successors and assigns.


IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the date and year first above written.



                                       GT GROUP TELECOM SERVICES CORP.


                                       Per:
                                            ------------------------------------
                                            Steven Shoemaker
                                            Chief Financial Officer


                                       Per:
                                            ------------------------------------
                                            Robert M. Fabes
                                            Senior Vice-President,
                                            General Counsel and Secretary


                                       GT GROUP TELECOM INC.


                                       Per:
                                            ------------------------------------
                                            Steven Shoemaker
                                            Executive Vice-President and
                                            Chief Financial Officer


                                       Per:
                                            ------------------------------------
                                            Robert M. Fabes
                                            Senior Vice-President,
                                            General Counsel and Secretary


                                       GT GROUP TELECOM SERVICES (USA) CORP.


                                       Per:
                                            ------------------------------------
                                            Robert M. Fabes
                                            Senior Vice-President and
                                            General Counsel


                                       Per:
                                            ------------------------------------
                                            Michael Campbell
                                            Secretary

                                       CISCO SYSTEMS CAPITAL CANADA CO.


                                       Per:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       CREDIT SUISSE FIRST BOSTON


                                       Per:
                                            ------------------------------------
                                            Name:
                                            Title: